                                                                     EXHIBIT 4.5
                                                                  Execution Copy

                             DATE 9TH NOVEMBER 2004
                          ----------------------------

                CHINA TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY
                                    LIMITED
               TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED
                        GREAT EARNEST TECHNOLOGY LIMITED
                   BEIJING TECHFAITH TECHNOLOGY R&D CO., LTD.
                             LEO TECHNOLOGY LIMITED
                     BEIJING CENTEL TECHNOLOGY R&D CO., LTD.
                      STEP TECHNOLOGIES (BEIJING) CO., LTD.
                            FINEST TECHNOLOGY LIMITED
              LEADTECH COMMUNICATION TECHNOLOGY (SHANGHAI) LIMITED
                  THE EXISTING SHAREHOLDERS (AS DEFINED HEREIN)
                                  HTF 7 LIMITED
                SEABRIGHT CHINA SPECIAL OPPORTUNITIES (I) LIMITED
                            INTEL CAPITAL CORPORATION
                                       AND
                              QUALCOMM INCORPORATED

                            ------------------------

                    AGREEMENT FOR THE TRANSFER AND ASSUMPTION
                        OF VARIOUS OBLIGATIONS UNDER THE
                           NOTE SUBSCRIPTION AGREEMENT


                            ------------------------




                                    FONG & NG
                              In association with:
                            King & Wood, PRC Lawyers
                                    Goodmans
                             Suite 1101, 11th Floor,
                             9 Queen's Road Central,
                                    Hong Kong
                                 Tel: 2848 4848
                                 Fax: 2845 2994

                                 (212772/ST/JC)

THIS AGREEMENT is made the 9th day of November 2004

AMONG

(1) CHINA TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED, a company incorporated in the Cayman Islands whose registered office is situated at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, British West Indies ("TECHFAITH CAYMAN");

(2) TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED, a company incorporated in the British Virgin Islands whose registered office is situated at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("TECHFAITH BVI");

(3) GREAT EARNEST TECHNOLOGY LIMITED, a company incorporated under the laws of the British Virgin Islands whose registered office is situated at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands;

(4) BEIJING TECHFAITH TECHNOLOGY R&D CO., LTD., a limited liability company established under the laws of the People's Republic of China, the legal address of which is at No. 1 Jiu Xian Qiao East Road, Chao Yang District, Beijing 100016, the People's Republic of China;

(5) LEO TECHNOLOGY LIMITED, a company incorporated under the laws of the British Virgin Islands whose registered office is situated at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands;

(6) CENTEL TECHNOLOGY R&D CO., LTD., a limited liability company established under the laws of the People's Republic of China, the legal address of which is at No. 1 Jiu Xian Qiao East Road, Chao Yang District, Beijing 100016, the People's Republic of China;

(7) STEP TECHNOLOGIES (BEIJING) CO., LTD., a limited liability company established under the laws of the People's Republic of China, the legal address of which is at Rm. 4, West Building M-8, No.1 Jiu Xian Qiao East Road, Chao Yang

         District, Beijing 100016, the People's Republic of China;

(8) FINEST TECHNOLOGY LIMITED, a company incorporated under the laws of the British Virgin Islands whose registered office is situated at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands;

(9) LEADTECH COMMUNICATION TECHNOLOGY (SHANGHAI) LIMITED, a limited liability company established under the laws of the People's Republic of China, the legal address of which is at 6F/8#, Riverfront, Harbor, No.3000 Longdong Avenue, Pudong, Shanghai, China;

(10) DONG DEFU of 309-03-04, Da Xi Yang Xin Cheng, Wang Jing, Chaoyang District, Beijing, the People's Republic of China ("MR. DONG");

(11) HUO BAOZHUANG of Room 13-602, Building 39, No. 29 Jianguo Road, Chaoyang District, Beijing, the People's Republic of China ("MR. HUO");

(12) HE CHANGKE of No.1161, Xiao Nan Zhuang 38, Haidian District, Beijing, the People's Republic of China ("MR. HE");

(13) LIU CANGSONG of 5/F M7 East, No. 1 Jiu Xian Qiao Dong Road, Chao Yang Disctrict, Beijing, the People's Republic of China ("MR. LIU");

(14) TAN WENSHENG of 5/F M7 East, No. 1 Jiu Xian Qiao Dong Road, Chaoyang Disctrict, Beijing, the People's Republic of China ("MR. TAN");

(15) WU KEBO of Room 1909, 19/F., Hutchison House, 10 Harcourt Road, Central, Hong Kong ("MR. WU");

(16) SO CHONG KEUNG of Room 4903, 49/F, Office Tower, Hong Kong Convention and Exhibition Plaza, 1 Harbour Road, Wanchai, Hong Kong ("MR. SO");

(17) NGAN IEK of Rua de Foshan, No.51, Edif. San kin yip Centro Commercial, 17 andar, Macau ("MR. NGAN");

(18) CAPITAL GROUP RESOURCES LIMITED, a company incorporated in the British Virgin Islands whose principal place of business is situated at 39th Floor,

         Two International Finance Centre, 8 Finance Street, Hong Kong ("CGRL");

(19) CHOW SIU HONG of Room 1909, 19/F., Hutchison House, 10 Harcourt Road, Central, Hong Kong ("MR. Chow");

(20) MODERN RAY LIMITED, a company incorporated in the British Virgin Islands whose registered office is situated at Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands ("MRL");

(21) FINANCIERE NATEXIS SINGAPORE 2 PTE LTD., a company incorporated in Singapore whose registered office is situated at 1 Temasek Avenue, #27-01 Millenia Tower, Singpaore 039192 ("FNS 2");

(Mr. Dong, Mr. Huo, Mr. He, Mr. Liu, Mr. Tan, Mr. Wu, Mr. So, Mr. Ngan, CGRL, Mr. Chow, MRL and FNS 2 together known as the "EXISTING SHAREHOLDERS" or individually an "EXISTING SHAREHOLDER")

(22) HTF 7 LIMITED., a company incorporated in the Cayman Islands whose registered office is situated at Strathvale House, North Church Street, P.O. Box 1109, George Town, Grand Cayman, Cayman Islands ("HTF");

(23) SEABRIGHT CHINA SPECIAL OPPORTUNITIES (I) LIMITED, a company incorporated in the British Virgin Islands whose registered office is situated at 125 Main Street, P.O. Box 144, Road Town, Tortola, British Virgin Islands ("SEABRIGHT");

(24) INTEL CAPITAL CORPORATION, a company incorporated in the Cayman Islands whose principal place of business is situated at 32/F Two Pacific Place, 88 Queensway, Central, Hong Kong ("INTEL"); and

(25) QUALCOMM INCORPORATED, a company incorporated in Delaware, the United States whose registered office is situated at 5775 Morehouse Drive, San Diego, California, USA 92121 ("QUALCOMM").

(HTF, SeaBright, Intel and Qualcomm together known as the "NOTEHOLDERS" or individually a "NOTEHOLDER")

PRELIMINARY

A. Certain of the parties hereto are parties to a note subscription and rights agreement (the "NOTE SUBSCRIPTION AGREEMENT") dated 9 April 2004 pursuant to which each of the Noteholders subscribed for a redeemable convertible note of Techfaith BVI subject to the terms and conditions stated in the Note Subscription Agreement. Techfaith BVI issued a redeemable convertible note (together the "NOTES" or individually the "NOTE") to each of the Noteholders upon closing of the transactions contemplated by the Note Subscription Agreement on 16 April 2004.

B. As part of the reorganisation (the "REORGANISATION") in preparation for the listing of the shares of Techfaith Cayman on the Nasdaq National Market, Techfaith BVI became a wholly owned subsidiary of Techfaith Cayman and the Existing Shareholders who were shareholders of Techfaith BVI became shareholders of Techfaith Cayman with the same proportional interests as their proportional shareholdings in Techfaith BVI (the "SHARE SWAP").

C. Pursuant to Clause 15(A) of the Note Subscription Agreement, it is a requirement that upon the completion of the Reorganisation (as defined therein), the Noteholders should hold the same percentage of ordinary shares (or securities convertible into such ordinary shares) in Techfaith Cayman as those held in Techfaith BVI with identical rights as those in relation to the ordinary shares of Techfaith BVI, under their respective articles of association and other Constitutional Documents (as defined therein).

D. Pursuant to Clause 15(B) of the Note Subscription Agreement, it is a requirement that should a company become a 100% parent of Techfaith BVI, that company (in this case Techfaith Cayman) would be required to be added as a party to the Note Subscription Agreement and be bound by the terms therein in the capacity of a Group Company as defined therein.

E. Pursuant to Clause 13(A) of the Note Subscription Agreement, it is a requirement that written approval of 100% of the Noteholders be obtained before certain acts required in connection with the Reorganisation be performed.

F. In consideration of the mutual consents and undertakings below, the parties enter into this Agreement to give effect to the matters set out in Recitals (C) to (E) above.

IT IS AGREED as follows:-

1.       This Agreement shall be conditional on the following:

         (i)      the closing of the Share Swap; and

         (ii) the execution and issue of the Cayman Notes (as defined below) as deeds pursuant to Clause 4,

         and shall be deemed effective as of the date of satisfaction of the last of the aforesaid conditions (the "EFFECTIVE DATE").

2. With effect from and after the Effective Date, each of the Noteholders provides its written consent to:-

         (i) the entry by Techfaith Cayman into that certain "Sale and Purchase Agreement in Relation to the Entire Issued Share Capital of Techfaith Wireless Communication Technology Limited" with the Existing Investors and certain other parties, in the form attached here to as Schedule 1;

         (ii) the issuance of shares of Techfaith Cayman to and only to the Existing Investors, only to give effect to the Share Swap;

         (iii) the acquisition by Techfaith Cayman of all shares of Techfaith BVI from the Existing Investors only to give effect to the Share Swap;

         (iv) the change in the corporate structure of the Group effected by (and only by) the Share Swap; and

         (v) the issuance by Techfaith Cayman of the Cayman Notes (as defined below).

         (vi) the changing of the accounting reference date of the Group Companies (as defined in the Note Subscription Agreement), apart from those established under the laws of the People's Republic of China, to 31 December as approved by the respective board of each Group Company;

         (vii) the changing of the accounts reporting policies of the Group from HK GAAP to US GAAP as approved by the respective board of each Group Company; and

         (viii) so long, but only for so long as the Noteholders have not nominated a director to the respective boards of directors of Techfaith BVI and Techfaith Cayman, the quorum for all board meetings shall be three directors including Mr. Dong Defu and resolutions previously passed at board meetings with the necessary quorum or board resolutions which are signed by all the directors for the time being shall be approved, confirmed and ratified.

3. In relation to the Note Subscription Agreement and with effect from Effective Date:-

         3.1 Techfaith BVI hereby assigns, and Techfaith Cayman assumes, all obligations of Techfaith BVI under the Note Subscription Agreement (including without limitation the obligations relating to participation rights, registration rights, protective provisions and information rights), excluding the obligations which have been fully performed by Techfaith BVI prior to the Effective Date. Techfaith Cayman shall observe and be bound by the provisions of, and perform all obligations under, the Note Subscription Agreement as are applicable to the "Company" or a "Group Company" as defined therein. The Noteholders consent to the assignment and assumption in this Clause 3.1;

         3.2 The Existing Shareholders hereby agree and undertake to observe and be bound by the applicable provisions of, and perform all applicable obligations under, the Note Subscription Agreement in relation to the shares of Techfaith Cayman to be held by the Existing Shareholders pursuant to the Reorganisation, including but not limited to the prohibitions and restrictions imposed on the Existing Shareholders against dealings in their "Shares" in Techfaith Cayman;

         3.3      the Note Subscription Agreement is amended as follows:-

                  (i) Techfaith Cayman is added as a party to the Note Subscription Agreement and references to the "Company" in the Note

                           Subscription Agreement (except in relation to the obligations and events which have already been fully performed or occurred prior to the Effective Date and except in Clause 16(K), Exhibit C (Disclosure Schedule), Exhibit D (Schedule of Representations and Warranties), Exhibit E (Proposed Group Structure) and Exhibit F (List of Key Employees) thereof) shall mean Techfaith Cayman, and references to the "Group Companies" shall include Techfaith Cayman, Techfaith BVI and their respective subsidiaries;

                  (ii) prohibitions and restrictions imposed on the Existing Shareholders against dealings in their "Shares" shall apply to ordinary shares of US$1.00 each in Techfaith Cayman held by such Existing Shareholders from time to time;

                  (iii) all provisions under the Note Subscription Agreement which relate to the "Shares" to be held by the Noteholders upon conversion of the Notes shall be construed to relate refer to ordinary shares of US$1.00 each in Techfaith Cayman; and

                  (iv) subject to satisfaction of the conditions in Clause 5.1, the rights to demand for repayment and redemption by the Noteholders shall be rights as against Techfaith Cayman;

         3.4 the composition of the board of directors of Techfaith Cayman shall be the same as that of the board of directors of Techfaith BVI. The terms "Board" or "Board of Directors" referred to in the Note Subscription Agreement shall be construed as references to the board of directors of Techfaith Cayman;

4. On Effective Date, Techfaith Cayman shall execute as a deed and deliver to each Noteholder a replacement redeemable convertible note (the "CAYMAN NOTE") in the same form as set out in Schedule 2.

5.       In relation to the Note Subscription Agreement:-

         5.1 the following sub-clauses 5.2 to 5.4 shall take effect on the Effective Date subject to the following documents being delivered by Techfaith BVI and Techfaith Cayman to all of the Noteholders within 15 days of the Effective

                  Date:-

                  (i) the executed Cayman Note (to be executed as a deed and issued to each Noteholder on the Effective Date pursuant to Clause 4);

                  (ii) a certified copy of the Techfaith Cayman Memorandum and Articles of Association as then in effect;

                  (iii) a certificate of good standing issued by the Cayman Islands Registrar of Companies with respect to Techfaith Cayman;

                  (iv) a certified copy of the Techfaith Cayman share register, showing the Existing Shareholders holding the same percentage of Techfaith Cayman as each held of Techfaith BVI immediately before the Share Swap;

                  (v) a certified copy of the Techfaith BVI share register showing Techfaith Cayman as the sole shareholder; and

                  (vi) a certificate of good standing issued by the British Virgin Island Registrar of Companies with respect to Techfaith BVI.

         5.2 Techfaith BVI transfers, and Techfaith Cayman assumes, all obligations of Techfaith BVI under the Notes (including without limitation the obligations to issue shares pursuant to the Notes, to repay the Notes and to implement redemption procedures). Techfaith Cayman hereby undertake to perform and be bound by the Notes on the basis that Techfaith Cayman replaces Techfaith BVI as the issuer of the Notes. The Noteholders consent to the assignment and assumption in this Clause 5.2;

         5.3 each of the Noteholders shall automatically waive its rights against Techfaith BVI under its Note insofar as the obligations thereunder have been performed by Techfaith Cayman; and

         5.4 subject to the satisfaction of the conditions in Clause 5.1, each Note shall be deemed to be automatically cancelled and replaced by the Cayman Note on the Effective Date. Each Noteholder shall return its Note to Techfaith BVI as soon as possible after its cancellation and replacement as aforesaid.

6. Techfaith Cayman represents to each of the parties herein on the date of this Agreement and as of Effective Date that:

         6.1 Techfaith Cayman has full power and authority, and has obtained all necessary consents and approvals to enter into this Agreement and to execute and deliver the Cayman Notes as deeds and to exercise its rights and perform its obligations hereunder and thereuder and all corporate and other actions required to authorize its execution of this Agreement and its performance of its obligations hereunder have been duly taken;

         6.2 Techfaith Cayman has been duly incorporated and constituted, and is legally subsisting under the law of its place of incorporation, and there has been no resolution, petition or order for the winding-up of the Company and no receiver has been appointed in respect thereof or any part of the assets thereof, nor are any such resolutions, orders and appointments imminent or likely;

         6.3 save for the Cayman Notes to be issued and delivered as deeds under this Agreement, Techfaith Cayman is not under any contract, options, warrants or any other obligations regarding any part of its capital, issued or unissued, or for the issue of any shares, debentures, warrants, options, or other similar securities;

         6.4 the only business of Techfaith Cayman is that of an investment holding company, the only activity of which is the acquisition of, subscription for and holding of shares in Techfaith BVI and the issue of the Cayman Notes and matters ancillary and incidental thereto; and

         6.5 after the closing of the Share Swap, Techfaith Cayman is or will be the beneficial owner of the entire outstanding share capital of Techfaith BVI, free from all encumbrances and there is no agreement or commitment to give or create any encumbrance.

7. Techfaith Cayman represents to each of the parties herein that prior to the closing of Share Swap, Techfaith Cayman does not have any assets and liabilities, whether actual or contingent.

8. Save as modified by the provisions herein, rights and obligations under the Note Subscription Agreement and the Notes shall remain in full force and effect and anything provided in this Agreement shall not affect the continuity of the rights and obligations under the Note Subscription Agreement and the Notes.

9. The Existing Shareholders hereby grant their written consent to the transactions contemplated by this Agreement, including, without limitation, the issuance of the Cayman Notes by Techfaith Cayman.

10. If any provision or part of a provision of this Agreement or its application to any party hereto shall be, or be found by any authority of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

11. This Agreement may be executed in counterparts and all counterparts together shall constitute one document.

12. This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong and each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong.

                                   SCHEDULE 1

   Form of Sale and Purchase Agreement in Relation to the Entire Issued Share
         Capital of Techfaith Wireless Communication Technology Limited

                                   SCHEDULE 2

                             Form of the Cayman Note

SIGNED by DONG DEFU                   )
for and on behalf of                  )
CHINA TECHFAITH WIRELESS              )  /S/
                                      ----------------------------------------
COMMUNICATION                         )
TECHNOLOGY LIMITED                    )
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]

SIGNED by DONG DEFU                   )
for and on behalf of                  )
TECHFAITH WIRELESS                    )  /S/
                                      ----------------------------------------
COMMUNICATION TECHNOLOGY              )
LIMITED                               )
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]

SIGNED by DONG DEFU                   )
for and on behalf of                  )
GREAT EARNEST TECHNOLOGY              )  /S/
                                      ----------------------------------------
LIMITED                               )
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]

SIGNED by DONG DEFU                   )
for and on behalf of                  )
BEIJING TECHFAITH                     )  /S/
                                      ----------------------------------------
TECHNOLOGY R&D CO., LTD               )
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]

SIGNED by DONG DEFU                   )
for and on behalf of                  )
LEO TECHNOLOGY LIMITED                )  /S/
                                      ----------------------------------------
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]


SIGNED by DONG DEFU                   )
for and on behalf of                  )
BEIJING CENTEL                        )  /S/
                                      ----------------------------------------
TECHNOLOGY R&D CO., LTD.              )
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]


SIGNED by DONG DEFU                   )
for and on behalf of                  )
STEP TECHNOLOGIES (BEIJING)           )  /S/
                                      ----------------------------------------
CO., LTD.                             )
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]

SIGNED by DONG DEFU                   )
for and on behalf of                  )
FINEST TECHNOLOGY LIMITED             )  /S/
                                      ----------------------------------------
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]

SIGNED by DONG DEFU                   )
for and on behalf of                  )
LEADTECH COMMUNICATION                )  /S/
                                      ----------------------------------------
TECHNOLOGY (SHANGHAI)                 )
LIMITED                               )
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]

SIGNED by                             )
                                      )
DONG DEFU                             )  /S/
                                      ----------------------------------------
                                      )
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]

SIGNED by                             )
                                      )
HUO BAOZHUANG                         )  /S/
                                      ----------------------------------------
                                      )
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]

SIGNED by                             )
                                      )
HE CHANGKE                            )  /S/
                                      ----------------------------------------
                                      )
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]

SIGNED by                             )
                                      )
LIU CANGSONG                          )  /S/
                                      ----------------------------------------
                                      )
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]

SIGNED by                             )
                                      )
TAN WENSHENG                          )  /S/
                                      ----------------------------------------
                                      )
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]

SIGNED by                             )
                                      )
WU KEBO                               )  /S/
                                      ----------------------------------------
                                      )
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]

SIGNED by                             )
                                      )
SO CHONG KEUNG                        )  /S/
                                      ----------------------------------------
                                      )
in the presence of:-                  )

Kelvin Wu
--------------------------------------
40/F., Far East Finance Centre
--------------------------------------
16 Harcourt Road, Hong Kong
--------------------------------------

SIGNED by                             )
                                      )
NGAN IEK                              )  /S/
                                       ---------------------------------------
                                      )
in the presence of:-                  )




SIGNED by                             )
                                      )
CHOW SIU HONG                         )  /S/
                                       ---------------------------------------
                                      )
in the presence of:-                  )

         /s/
--------------------------------------
[Chinese Characters]

SIGNED by JACQUI TAN                  )
for and on behalf of                  )
CAPITAL GROUP RESOURCES               )  /S/
                                       ---------------------------------------
LIMITED                               )
in the presence of:-                  )

Kelvin Wu (Witness)
--------------------------------------
40/F., Far East Finance Centre
--------------------------------------
16 Harcourt Road, Hong Kong
--------------------------------------


SIGNED by SHEN DEMIN                  )
for and on behalf of                  )
MODERN RAY LIMITED                    )  /S/
                                       ---------------------------------------
in the presence of:-                  )

         /s/
------------------------------------

SIGNED by GAEL DE BARMON              )
for and on behalf of                  )
FINANCIERE NATEXIS                    )  /S/
                                       ---------------------------------------
SINGAPORE 2 PTE LTD                   )
in the presence of:-                  )

         /s/
------------------------------------

SIGNED BY VICTOR LEUNG                )
          ----------------------------
as:                                   )
    ----------------------------------
for and on behalf of                  )
THE HTF 7 LIMITED                     )  /S/
                                      ----------------------------------------
in the presence of:                   )      THE HTF 7 LIMITED


Signature of Witness:

Name:  Wendy Chiang
      --------------------------------
Address:  HSBC Private Equity (Asia) Ltd.
         -----------------------------
Level 17, 1 Queen's Road Central
--------------------------------------



SIGNED BY HE LING                     )
         -----------------------------
as:  Director                         )
    ----------------------------------
for and on behalf of                  )
SEABRIGHT CHINA SPECIAL               )  /S/
                                      ----------------------------------------
OPPORTUNITIES (I) LIMITED             )     SEABRIGHT CHINA SPECIAL
in the presence of:                   )     OPPORTUNITIES (I) LIMITED


Signature of Witness:

Name:  Kiril Ip
      --------------------------------
Address:  4017, Far East Finance Centre
         -----------------------------
16 Harcourt Road, Hong Kong
--------------------------------------



SIGNED BY FRANCIS LO                  )
         -----------------------------
as:      Authorized Signatory         )
    ----------------------------------
for and on behalf of                  )
INTEL CAPITAL CORPORATION             )  /S/
                                      ----------------------------------------
in the presence of:                   )     INTEL CAPITAL CORPORATION


Signature of Witness:

Name:
      --------------------------------
Address:
         -----------------------------

--------------------------------------

SIGNED BY WILLIAM E. KEITEL           )
         -----------------------------
as:  Executive Vice President and     )
    ----------------------------------
Chief Financial Officer               )
--------------------------------------
for and on behalf of                  )
QUALCOMM, INCORPORATED                )  /S/
                                      ----------------------------------------
in the presence of:                   )     QUALCOMM, INCORPORATED


Signature of Witness:

Name:  Kathleen Young
      --------------------------------
Address:  5775 Morehouse
         -----------------------------
San Diego, CA 92121
--------------------------------------